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Exhibit 10.12

FORM OF
INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT (this "Agreement"), dated as of                , 200  , is made by and between Netlist, Inc., a Delaware corporation (the "Company"), and                        (the "Indemnitee").

R E C I T A L S:

        A.    The Company recognizes that competent and experienced persons are increasingly reluctant to serve as directors and officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.

        B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

        C. The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts, and the costs of litigation may be so substantial (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers.

        D. The Company believes that it is unfair for its directors and officers to assume the risk of substantial judgments and other expenses which may occur in cases in which the director and/or officer, as the case may be, received no personal profit and in cases where such person acted in good faith.

        E. The Company is organized under the Delaware General Corporation Law (the "DGCL"), and Section 145 of the DGCL ("Section 145") empowers the Company to indemnify its directors and officers by agreement and to indemnify persons who serve, at the request of the Company, as the directors and officers of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

        F. The Board of Directors of the Company has determined that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders.

        G. The Company desires and has requested the Indemnitee to serve or continue to serve as a director and/or officer of the Company.

        H. The Indemnitee only is willing to serve, or to continue to serve, as a director and/or officer of the Company if the Indemnitee is furnished the indemnity provided for herein by the Company.

A G R E E M E N T:

        NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Definitions.

          (a)    Agent.    For purposes of this Agreement, "agent" of the Company means any person who: (i) is or was a director and/or officer of the Company or a subsidiary of the Company; or (ii) is or was serving at the request of, for the convenience of, or to represent the interest of the

  Company or a subsidiary of the Company as a director and/or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

          (b)    Change in Control.    For the purposes of this Agreement, "Change in Control" means, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity, becomes the "beneficial owner" (as defined in Rule 13d-3 under said act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) a merger or consolidation of the Company is consummated with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the Company consummates a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company's assets.

          (c)    Expenses.    For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Company or any third party, provided that the rate of compensation and estimated time involved is approved in advance by the Board of Directors of the Company), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise, and amounts paid in settlement by or on behalf of the Indemnitee, but shall not include any judgments, fines, ERISA excise taxes or penalties actually levied against the Indemnitee.

          (d)    Proceedings.    For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit, arbitration, hearing or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

          (e)    Reviewing Party.    For the purposes of this Agreement, "Reviewing Party" means, subject to the provisions of Section 7(c) below, any person or body appointed by the Board of Directors of the Company in accordance with applicable law to review the Company's obligations hereunder, under the Company's Certificate of Incorporation and Bylaws and under applicable law, which may include a member or members of the Company's Board of Directors, independent legal counsel or any other person or body not a party to the particular claim for which the Indemnitee is seeking indemnification.

          (f)    Subsidiary.    For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities are owned, directly or indirectly, by the Company.

        2.    Agreement to Serve.    The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of such corporation (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of such corporation, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of such corporation or of any subsidiary thereof, or until such time as the Indemnitee tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment of the Indemnitee in any capacity.

        3.    Indemnification.

          (a)    Indemnification in Third Party Proceedings.    Subject to Section 10 below, the Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding (other than a proceeding by or in the name of the Company to procure a judgment in its favor) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of any act or inaction by him in any such capacity (including, but not limited to, any written statement of the Indemnitee that (i) is required to be, and is, filed with the Securities and Exchange Commission (the "SEC") regarding the adequacy of the Company's internal controls or the accuracy of reports or statements filed by the Company with the SEC pursuant to federal laws and/or administrative regulations (each, a "Required Statement") or (ii) is made to another officer or employee of the Company to support a Required Statement), against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines and penalties), actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding, but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any proceeding by judgment, order of court, settlement, conviction or on plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceedings, that such person had reasonable cause to believe that his conduct was unlawful.

          (b)    Indemnification in Derivative Actions.    Subject to Section 10 below, the Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of any act or inaction by him in any such capacity (including, but not limited to, any written statement of the Indemnitee that (i) is a Required Statement or (ii) is made to another officer or employee of the Company to support a Required Statement), against all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceedings, but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; provided, however, that no indemnification under this subsection (b) shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction, unless and only to the extent that any court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

          4.    Indemnification of Expenses of Successful Party.    Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding.

          5.    Partial Indemnification.    If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties) actually and reasonably incurred by him in the investigation, defense, settlement or appeal of a proceeding but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

          6.    Advancement of Expenses.    Subject to Section 10(b) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. The Indemnitee's obligation, if any, to reimburse the Company shall be unsecured and no interest shall be charged thereon. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee within 30 days following delivery of a written request therefor by the Indemnitee to the Company. In the event that the Company fails to pay expenses as incurred by the Indemnitee as required by this paragraph, the Indemnitee may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay expenses as set forth in this paragraph. If the Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company's obligations set forth in this paragraph that the Indemnitee has an adequate remedy at law for damages.

        7.    Notice and Other Indemnification Procedures.

          (a)    Notification of Proceeding.    Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof, provided, however, that the failure to give such notice shall not limit the Indemnitee's rights to indemnification hereunder, except to the extent that the Company is materially prejudiced by such failure to give notice or delay in giving notice.

          (b)    Notification of Insurance Company.    If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has directors' and officers' liability insurance ("D&O Insurance") in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts as a result of such proceeding in accordance with the terms of such policies.

          (c)    Selection of Reviewing Party.    If the Indemnitee shall make a claim for indemnification, advancement of expenses or other benefits hereunder, a majority of the disinterested members of the Board of Directors of the Company shall appoint a Reviewing Party to determine the rights of Indemnitee and obligations of the Company hereunder, under the Company's Certificate of Incorporation and Bylaws, any other applicable agreements and applicable law; provided, however, that if there has been a Change in Control or if there are no disinterested members of the Board of Directors of the Company, the Reviewing Party shall be independent legal counsel selected by the disinterested members of the Board of Directors of the Company (or if there shall be no disinterested directors, by the General Counsel of the Company, if there is a disinterested General Counsel, and if not, then by the most senior disinterested officer of the Company) and approved by the Indemnitee if the Indemnitee shall so request. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company shall abide by such opinion. The Company shall pay the reasonable fees of the independent legal counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          (d)    Timing of Payments.    All payments on account of the Company's indemnification obligations under this Agreement, other than expense advances made pursuant to Section 6 above, shall be made within thirty (30) days of the Indemnitee's request therefor.

          (e)    Application for Enforcement.    Notwithstanding a determination under Section 7(c) above that the Indemnitee is not entitled to indemnification with respect to any specific proceeding, the Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing the Indemnitee's right to indemnification pursuant to this Agreement. In such an enforcement hearing or proceeding, the burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors, stockholders, independent legal counsel or the panel of arbitrators) to have made a determination prior to the commencement of such action that the Indemnitee is entitled to indemnification hereunder, nor an actual determination by the Company (including its Board of Directors or independent legal counsel or the panel of arbitrators) that the Indemnitee is not entitled to indemnification hereunder, shall be a defense to the action or create any presumption that the Indemnitee is not entitled to indemnification hereunder.

          (f)    Indemnification of Certain Expenses.    The Company shall indemnify the Indemnitee against all expenses incurred in connection with any hearing or proceeding under this Section 7 unless the Company prevails by clear and convincing evidence in such hearing or proceeding.

        8.    Assumption of Defense.    In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (a) the Indemnitee shall have the right to employ his counsel in such proceeding at the Indemnitee's expense; and (b) if (i) the employment of counsel by the Indemnitee has been previously authorized in writing by the Company, (ii) the Indemnitee's counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding within a reasonable time, then in any such event the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

        9.    Liability Insurance.

          (a)    Maintenance of D&O Insurance.    The Company shall, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, subject to Section 9(c) below, promptly obtain and maintain in full force and effect D&O Insurance in reasonable amounts from established and reputable insurers.

          (b)    Rights and Benefits.    In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if the Indemnitee is not a director or officer but is a key employee.

          (c)    Limitation on Required Maintenance of D&O Insurance.    Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

        10.    Exceptions.

          (a)    Certain Matters.    Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee on account of any proceeding with respect to (i) remuneration paid to the Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law; (ii) which final judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statute; or (iii) which (but only to the extent that) it is determined by final judgment or other final adjudication that the Indemnitee's conduct was in bad faith, knowingly fraudulent or deliberately dishonest. For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

        (b)    Claims Initiated by the Indemnitee.    Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors of the Company finds it to be appropriate.

          (c)    Insurance Payments.    Notwithstanding any other provision of this Agreement, the Company shall not be obligated to indemnify the Indemnitee for expenses, judgments, fines, ERISA excise taxes or penalties which have been paid directly to the Indemnitee by D&O Insurance; provided, however, that if, for any reason whatsoever, all or part of such payment is rescinded and the Indemnitee has to return all or part of such payment, the indemnification obligations of the Company under this Agreement shall apply to the full amount of such returned payment.

          (d)    Unauthorized Settlements.    Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company's written consent. Neither the Company nor the Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company determines in good faith (pursuant to Section 7(c) above) that the Indemnitee is not or ultimately will not be entitled to indemnification hereunder.

          (e)    Securities Act Liabilities.    Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act") in any registration statement filed with the SEC under the Act. The Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of the Indemnitee's rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. The Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

          11.    Nonexclusivity.    The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have (i) under any provision of law, the Company's Certificate of Incorporation or Bylaws, (ii) in any court in which a proceeding is brought, (iii) by the vote of the Company's stockholders or disinterested directors, or (iv) under other agreements or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. Any provision herein to the contrary notwithstanding, the Company may provide, in specific cases, the Indemnitee with full or partial indemnification if the Board of Directors of the Company determines that such indemnification is appropriate.

          12.    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        13.    Interpretation of Agreement.    It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

        14.    Severability.    If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

        15.    Modification and Waiver.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Certificate of Incorporation or Bylaws of the Company or by other agreements.

        16.    Successors and Assigns.    The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

        17.    Notice.    Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice).

        18.    Governing Law.    This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

        19.    Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement.

        20.    Survival of Rights.    The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) or to all, substantially all, or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

        21.    Conflict With Other Laws.    Notwithstanding anything to the contrary in this Agreement, if any provision of this Agreement, including, but not limited to, the requirement to advance attorneys' fees to Indemnitee as provided herein, violates any provision of the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder, or any other law or rule, then the Company shall have no obligation to comply with such provision.

        22.    Counterparts; Facsimile Signatures.    This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument. Signatures transmitted via facsimile shall be deemed originals for purposes of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

THE "COMPANY": NETLIST, INC., A DELAWARE CORPORATION
By:
Title:
Address:	475 Goddard Irvine, CA 92618
THE "INDEMNITEE":
Signature of the Indemnitee
Print or Type Name of the Indemnitee
Address:

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FORM OF INDEMNITY AGREEMENT